                                                                   EXHIBIT 10.15


                           LOAN AND SECURITY AGREEMENT



                          -----------------------------


                          DATED AS OF SEPTEMBER 6, 1996

                         ------------------------------



                           DVI FINANCIAL SERVICES INC.
                                   AS BORROWER

                                       AND


                          LEHMAN COMMERCIAL PAPER INC.
                                    AS LENDER

                                TABLE OF CONTENTS

                                                                            Page


RECITALS.......................................................................1


SECTION 1.  DEFINITIONS AND ACCOUNTING MATTERS.................................1
        1.01   Certain Defined Terms...........................................1
        1.02   Accounting Terms and Determinations............................10


SECTION 2.  LOANS, NOTE AND PREPAYMENTS.......................................11
        2.01   Loans..........................................................11
        2.02   Note...........................................................11
        2.03   Procedure for Borrowing........................................11
        2.04   Repayment of Loans; Interest...................................13
        2.05   Optional Prepayments...........................................13
        2.06   Mandatory Prepayment or Pledge.................................14
        2.07   Indemnity......................................................14
        2.08   Purpose of Loans...............................................14


SECTION 3.  PAYMENTS; COMPUTATIONS; ETC.......................................14
        3.01   Payments.......................................................14
        3.02   Computations...................................................15


SECTION 4.  COLLATERAL SECURITY...............................................15
        4.01   Collateral; Security Interest..................................15
        4.02   Further Documentation..........................................16
        4.03   Changes in Locations, Name, etc................................16
        4.04   Lender's Appointment as Attorney-in-Fact.......................16
        4.05   Performance by Lender of Borrower's Obligations................18
        4.06   Proceeds.......................................................18
        4.07   Remedies.......................................................18
        4.08   Limitation on Duties Regarding Presentation of Collateral......19
        4.09   Powers Coupled with an Interest................................19
        4.10   Release of Security Interest...................................20
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                          TABLE OF CONTENTS (Continued)

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SECTION 5.  CONDITIONS PRECEDENT..............................................20
        5.01   Initial Loan...................................................20
        5.02   Initial and Subsequent Loans...................................22


SECTION 6.  REPRESENTATIONS AND WARRANTIES....................................23
        6.01   Financial Condition............................................23
        6.02   No Change......................................................24
        6.03   Corporate Existence; Compliance with Law.......................24
        6.04   Corporate Power; Authorization; Enforceable Obligations........24
        6.05   No Legal Bar...................................................25
        6.06   No Material Litigation.........................................25
        6.07   No Default.....................................................25
        6.08   Collateral; Collateral Security................................25
        6.09   Chief Executive Office.........................................26
        6.10   Location of Books and Records..................................26
        6.11   No Burdensome Restrictions.....................................26
        6.12   Taxes..........................................................26
        6.13   Margin Regulations.............................................26
        6.14   Investment Company Act; Other Regulations......................26
        6.15   Subsidiaries...................................................26
        6.16   Third Party Representations....................................27
        6.17   Eligible Contracts.............................................27
        6.18   Bulk Transfer..................................................27
        6.19   Origination and Collections of Contracts.......................27
        6.20   No Adverse Selection...........................................27
        6.21   Contracts are Financing Leases or Security Agreements..........27
        6.22   Borrower Solvent...............................................27
        6.23   ERISA..........................................................27
        6.24   Environmental Matters..........................................28


SECTION 7.  COVENANTS OF THE BORROWER.........................................28
        7.01   Financial Statements...........................................29
        7.02   Existence, Etc.................................................29

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                          TABLE OF CONTENTS (Continued)

                                                                            Page
                                                                            ----

        7.03   Insurance......................................................30
        7.04   Prohibition of Fundamental Changes.............................30
        7.05   Notices........................................................30
        7.06   Periodic Due Diligence Review..................................31
        7.07   Limitation on Liens on Collateral..............................31
        7.08   Certain Equipment Leases; Certain Equipment Loans..............31
        7.09   Underwriting Guidelines........................................32
        7.10   Limitation on Transactions with Affiliates.....................32
        7.11   Limitation on Changes in Fiscal Year...........................32
        7.12   Limitation on Lines of Business................................32
        7.13   Limitations on Modifications, Waivers and Extensions
                 of Contracts.................................................33
        7.14   Further Identification of Collateral...........................33
        7.15   Limitation on Collection Account...............................33
        7.16   Limitation on Sale or Other Disposition of Collateral..........33
        7.17   Repayment of Loans if Contract is Found Defective..............34
        7.18   Monthly Officer's Certificate..................................34
        7.19   Data Pool Report...............................................34


SECTION 8.  EVENTS OF DEFAULT.................................................34


SECTION 9.  REMEDIES UPON DEFAULT.............................................37


SECTION 10.  NO DUTY ON LENDER'S PART.........................................37


SECTION 11.  MISCELLANEOUS....................................................38
        11.01   Waiver........................................................38
        11.02   Notices.......................................................38
        11.03   Indemnification and Expenses..................................38
        11.04   Amendments....................................................39
        11.05   Successors and Assigns, Etc...................................39
        11.06   Survival......................................................39
        11.07   Captions......................................................40
        11.08   Counterparts..................................................40
        11.09   Loan Agreement Constitutes Security Agreement; Governing Law..40

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                          TABLE OF CONTENTS (Continued)

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                                                                            ----

        11.10   SUBMISSION TO JURISDICTION; WAIVERS...........................40
        11.11   WAIVER OF JURY TRIAL..........................................41
        11.12   Acknowledgments...............................................41
        11.13   Hypothecation or Pledge of Loans..............................41
        11.14   Servicing.....................................................41
        11.15   Set-Off.......................................................42


SCHEDULE 1 TO LOAN AGREEMENT........................................  I

         Representations and Warranties re: Contracts

SCHEDULE 2 TO LOAN AGREEMENT........................................ II

         Filing Jurisdictions and Offices

SCHEDULE 3 TO LOAN AGREEMENT........................................III

         Subsidiaries of Borrower



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
                          TABLE OF CONTENTS (Continued)

                                                                            Page
                                                                            ----

EXHIBITS

         EXHIBIT A           Form of Promissory Note

         EXHIBIT B           Form of Custodial Agreement

         EXHIBIT C           Form of Guarantee

         EXHIBIT D-1         Form of Request for Borrowing

         EXHIBIT D-2         Form of Loan Supplement

         EXHIBIT E           Form of Opinion of Counsel to the Borrower

         EXHIBIT F           Form of Borrowing Base Certificate

         EXHIBIT G           Form of Covenant Compliance Certificate

         EXHIBIT H           Form of Data Pool Report

                           LOAN AND SECURITY AGREEMENT

                  LOAN AND SECURITY AGREEMENT, dated as of September 6, 1996, between DVI FINANCIAL SERVICES INC., a Delaware corporation (the "Borrower"), and LEHMAN COMMERCIAL PAPER INC., a New York corporation (the "Lender").

                                    RECITALS

                  The Borrower wishes to obtain financing from time to time to provide interim funding for certain leases of, and loans in respect of, Equipment (as defined herein), which equipment leases and loans are to be contributed to one or more trusts or other vehicles to be sponsored by the Borrower or an Affiliate thereof, and which equipment leases and loans and which Equipment shall, directly or indirectly, secure the Loans (as defined herein) to be made by the Lender hereunder.

                  The Lender has agreed, subject to the terms and conditions of this Loan Agreement, to provide such funding, with a portion of the proceeds of the sale of all equipment lease and loan asset-backed securities issued by any such trust or other vehicle, together with other funds of the Borrower, being used to repay any Loans made hereunder.

                  Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  Section 1.  Definitions and Accounting Matters.

                  1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

                  "Borrower" shall have the meaning provided in the heading hereof.

                  "Borrowing Base" shall mean 90% of the aggregate Collateral Value of all Eligible Contracts pledged to the Lender as Collateral hereunder.

                  "Borrowing Base Certificate" shall have the meaning assigned thereto in Section 7.18 hereof.

                  "Borrowing Base Deficiency" shall have the meaning assigned thereto in Section 2.06 hereof.

                  "Business Day" shall mean any day on which (i) banks are not authorized or required to close in New York, New York and (ii) if the applicable Business Day relates to any computation or payment to be made with respect to the Eurodollar Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

                  "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Certificates" shall mean equipment lease and loan asset-backed securities issued by an Affiliate of the Borrower or a trust sponsored by the Borrower or any of its Affiliates.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall have the meaning assigned to such term in
Section 4.01(b) hereof.

                  "Collateral Value" shall mean as of any date in respect of an Eligible Contract, the lesser of (a) the Discounted Present Value of such Eligible Contract, or (b) the market value of such Eligible Contract as determined by the Lender in its sole discretion (using commercially reasonable methods), which market value may be determined to be zero; provided, that:

                  (i) the aggregate Collateral Value of all Eligible Contracts in respect of which the same Person (or its Affiliates) is the Obligor thereunder may not at any time exceed $3,000,000;

                  (ii) the aggregate Collateral Value of all Eligible Contracts originated by any Person other than the Borrower or its Affiliates may not at any time exceed 30% of the Maximum Credit at such time; provided, however, that beginning upon the day which is forty-five (45) days after the outstanding principal amount of Loans is $50,000,000 or more, the aggregate Collateral Value of all Eligible Contracts originated by any Person other than the Borrower or its Affiliates may not at any time exceed 30% of

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

         aggregate Collateral Value of all Eligible Contracts included in the Borrowing Base at such time;

                 (iii) the aggregate Collateral Value of all Small Item Contracts may not at any time exceed 10% of the Maximum Credit at such time; provided, however, that beginning upon the day which is forty-five (45) days after the outstanding principal amount of Loans is $50,000,000 or more, the aggregate Collateral Value of all Small Item Contracts may not at any time exceed 10% of the aggregate Collateral Value of all Eligible Contracts included in the Borrowing Base at such time;

                  (iv) the aggregate Collateral Value of all Eligible Contracts having an original term of more than 63 months may not at any time exceed 25% of the Maximum Credit at such time; provided, however, that beginning upon the day which is forty-five (45) days after the outstanding principal amount of Loans is $50,000,000 or more, the aggregate Collateral Value of all Eligible Contracts having an original term of more than 63 months may not at any time exceed 25% of the aggregate Collateral Value of all Eligible Contracts included in the Borrowing Base at such time;

                   (v) the aggregate Collateral Value of all Eligible Contracts having an original term of more than 84 months and fewer than 96 months may not at any time exceed 5% of the Maximum Credit at such time; provided, however, that beginning upon the day which is forty-five (45) days after the outstanding principal amount of Loans is $50,000,000 or more, the aggregate Collateral Value of all Eligible Contracts having an original term of more than 84 months and fewer than 96 months may not at any time exceed 5% of the aggregate Collateral Value of all Eligible Contracts included in the Borrowing Base at such time;

                  (vi) the aggregate Collateral Value of all Eligible Contracts having an original term of more than 95 months shall be zero;

                 (vii) the aggregate Collateral Value of all FMV Leases may not at any time exceed 5% of the Maximum Credit at such time; provided, however, that beginning upon the day which is forty-five (45) days after the outstanding principal amount of Loans is $50,000,000 or more, the aggregate Collateral Value of all FMV Leases may not at any time exceed 5% of the aggregate Collateral Value of all Eligible Contracts included in the Borrowing Base at such time; and

                (viii) the Collateral Value of each Eligible Contract (A) in respect of which there is a breach of a representation and warranty applicable thereto set forth on Schedule 1 (assuming each representation and warranty being deemed to be made as of each date Collateral Value is determined), (B) which remains pledged to the Lender hereunder longer than 180 days after the date on which it is first included in the Borrowing Base or (C) which has been released from the possession of the Custodian under the Custodial Agreement to the Borrower for a period in excess of five (5) days, shall in each of the foregoing cases be zero.

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                  "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

                  "Contract" shall mean an Equipment Lease or an Equipment Loan.

                  "Contract Documents" shall mean, with respect to a Contract, the documents comprising the Contract File for such Contract.

                  "Contract File" shall have the meaning assigned thereto in the Custodial Agreement.

                  "Contract Schedule" shall mean a schedule of Contracts in computer-readable format setting forth the following information as to each Contract pledged to the Lender hereunder: (i) the Contract identifying number;
(ii) whether the Contract is an Equipment Lease or an Equipment Loan, (iii) a description of the Equipment; (iv) the Obligor's name and relationship, if any, to other Obligors; (v) the street address where the Equipment is in use, including city, state and zip code; (vi) the closing date of the Contract; (vii) the stated maturity date of the Contract; (viii) the original months to maturity; (ix) the last date through which the Contract was paid; (x) the remaining months to maturity, as of the Contract paid to date; (xi) if such Contract is an Equipment Lease, the Contract Yield, or if such Contract is an Equipment Loan, the interest rate thereon; (xii) the due date of the first payment on the Contract, (xiii) the original amount funded under the Contract;
(xiv) the outstanding principal balance; (xv) the Discounted Present Value;
(xvi) the purchase price of the Equipment; (xvii) the month and year that the Equipment was purchased, (xviii) if such Contract is an Equipment Lease, the amount of the monthly payment of the Contract (other than the purchase option payment), or if such Contract is an Equipment Loan, the amount of the monthly payments of principal and interest; (xix) if such Contract is an Equipment Lease, the amount of the purchase option payment; (xx) whether the Borrower has initially determined that the Contract is an FMV Lease.

                  "Contract Yield" shall mean the yield on a Contract as determined in accordance with the Borrower's customary practices in effect as of the date hereof.

                  "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Covenant Compliance Certificate" shall have the meaning assigned thereto in Section 7.18 hereof.

                  "Custodial Agreement" shall mean the Custodial Agreement, dated as of the date hereof, among the Borrower, the Custodian and the Lender, substantially in the form of Exhibit B hereto, as the same shall be modified and supplemented and in effect from time to time.

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                  "Custodian" shall mean First Trust National Association, its successors and permitted assigns.

                  "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                  "Discount Rate" shall mean a rate equal to the sum of (i) the rate announced by Citibank, N.A. from time to time as its "prime rate", as published in The Wall Street Journal, Eastern Edition, plus (ii) 1.00%.

                  "Discounted Present Value" shall mean, for any Contract as of any date of determination, the present value of the then remaining payments under such Contract, discounted at the Discount Rate, as determined by the Lender in accordance with the above formula and notified to the Borrower on the Business Day immediately preceding each Interest Payment Date (or, at the sole discretion of the Lender following notice to the Borrower, on any Business Day).

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

                  "Eligible Contract" shall mean a Contract as to which the applicable representations and warranties on Schedule 1 hereof are correct.

                  "Environmental Laws" shall mean and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority, any and all Requirements of Law and any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Equipment" shall mean medical equipment and computer equipment (including the software necessary for the operation of the medical equipment) used in the care, treatment, hospitalization, diagnosis or testing of patients in a medical setting, and furniture and office equipment located at such hospital or medical setting.

                  "Equipment Lease" shall mean a lease originated by the Borrower or its Affiliates or a third-party acceptable to the Lender in respect of Equipment.

                  "Equipment Loan" shall mean a loan and security agreement or an installment sale contract, with or without a promissory note, originated by the Borrower or its Affiliates or a third-party acceptable to the Lender in respect of Equipment.

                  "Equipment Schedule" shall have the meaning assigned thereto in Section 7.08(b) hereof.

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                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurodollar Rate" shall mean the rate at which eurodollar deposits for one month are offered to prime banks in the interbank eurodollar market as reported at Telerate page 3750 on such date of determination or, if not so reported, as otherwise reasonably determined by the Lender. The determination of the Eurodollar Rate by the Lender shall be conclusive absent manifest error.

                  "Event of Default" shall have the meaning assigned thereto in
Section 8 hereof.

                  "Exposure" with respect to any Contract, shall mean excess of
(a) the Discounted Present Value of such Contract over (b) the value of the collateral securing such Contract.

                  "FMV Lease" shall mean an Equipment Lease granting the Obligor the option to purchase the underlying Equipment at its then fair market value or at a purchase price other than a nominal purchase price, or which would otherwise be deemed to create a lease and not a security interest in accordance with Section 1-201(37) of the Uniform Commercial Code, as initially determined by the Borrower, subject to determination by the Lender in its sole discretion.

                  "Funding Date" shall mean the date on which a Loan is made hereunder.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Borrower, any of its Affiliates or any of its properties.

                  "Guarantee" shall mean that certain Guarantee of the Guarantor, substantially in the form of Exhibit C hereto, as amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), shall mean any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working

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
capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantor" shall mean DVI, Inc., a Delaware corporation.

                  "Indemnified Parties" shall have the meaning assigned thereto in Section 11.03 hereof.

                  "Interest Payment Date" shall mean the tenth (10th) day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

                  "Interest Period" shall mean with respect to any Loan:

                           (a) initially, the period commencing on the Funding Date with respect to such Loan to but excluding the first Interest Payment Date; and

                           (b) thereafter, each period commencing on an Interest Payment Date to but excluding the next succeeding Interest Payment Date;

provided, that the foregoing provisions relating to Interest Periods are subject to the provision that any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date.

                  "Lender" shall have the meaning assigned thereto in the heading hereto.

                  "Lien" shall mean any mortgage, lien, encumbrance, charge or other security interest, whether arising under contract, by operation of law, judicial process or otherwise.

                  "Loan" shall have the meaning assigned thereto in Section 2.01(a) hereof.

                  "Loan Agreement" shall mean this Loan and Security Agreement, as may be amended, supplemented or otherwise modified from time to time.

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
                  "Loan Documents" shall mean, collectively, this Loan Agreement, the Note, the Custodial Agreement, the Guarantee and the Underwriting Letter Agreement.

                  "Loan Supplement" shall have the meaning assigned thereto in
Section 2.03(b) hereof.

                  "Master Lease" shall have the meaning assigned thereto in
Section 7.08 hereof.

                  "Material Adverse Effect" shall mean any event which has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Guarantor or Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of (i) this Loan Agreement, the Note or the other Loan Documents or (ii) the rights or remedies of the Lender hereunder or thereunder.

                  "Materials of Environmental Concern" shall mean any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls, and urea-formaldehyde insulation.

                  "Maximum Credit" shall mean $100,000,000, as such amount may be reduced from time to time in accordance with the terms of this Loan Agreement.

                  "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Note" shall mean the promissory note provided for by Section 2.02(a) hereof relating to the Loans and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Obligor" shall mean, with respect to a Contract (i) which is an Equipment Lease, the lessee of the Equipment that is the subject of such Contract, (ii) which is an Equipment Loan, the purchaser of the Equipment that is the subject of such Contract, and/or in either such case any other person who owes payments under such Contract.

                  "Obligor Loan Agreement" shall have the meaning assigned thereto in Section 7.08(b) hereof.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

                  "Plan" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

                  "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to [redacted] per annum plus the rate otherwise applicable (or, if no such rate is otherwise applicable, the rate of interest applicable to principal of Loans).

                  "Properties" shall have the meaning assigned thereto in
Section 6.24 hereof.

                  "Reportable Event" shall mean any of the events set forth in
Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                  "Request for Borrowing" shall have the meaning assigned thereto in Section 2.03(a) hereof.

                  "Requirement of Law" shall mean as to any Person, the Certificate of Incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Regulations G, T, U and X" shall mean Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Responsible Officer" shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

                  "Secured Obligations" shall have the meaning assigned thereto in Section 4.01(c) hereof.

                  "Servicer" shall have the meaning assigned thereto in Section 11.14(c) hereof.

                  "Servicing Agreement" shall have the meaning assigned thereto in Section 11.14(c) hereof.

                  "Servicing Records" shall have the meaning assigned thereto in
Section 11.14(b) hereof.

                  "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Small Item Contract" shall mean an Eligible Contract which is collateralized by Equipment in respect of which no individual item has a market value of $100,000 or more.

                  "Subsidiary" shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Loan Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Supplement" shall have the meaning assigned thereto in
Section 7.08 hereof.

                  "Termination Date" shall mean September 5, 1997 or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

                  "Trust Receipt" shall have the meaning assigned to such term in the Custodial Agreement.

                  "Underwriting Guidelines" shall have the meaning assigned thereto in Section 5.01(k) hereof.

                  "Underwriting Letter Agreement" shall mean the Underwriting Letter Agreement, dated as of September 6, 1996, among the Borrower, the Guarantor and the Lender.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

                  Section 2.  Loans, Note and Prepayments.

                  2.01     Loans.

                  (a) The Lender agrees to consider from time to time the Borrower's requests that the Lender make, on the terms and conditions of this Loan Agreement, loans (individually, a "Loan"; collectively, the "Loans") to the Borrower in Dollars, on any Business Day from and including the Effective Date to but excluding the Termination Date, each in an amount of $1,000,000 or more, and in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) the Maximum Credit, and (ii) the Borrowing Base. This Loan Agreement does not constitute a commitment of the Lender to make Loans but rather sets forth the procedures to be followed in connection with requests for Loans by the Borrower and the making of any Loans actually advanced by the Lender. The Borrower hereby acknowledges that the Lender is under no obligation to agree to make, or to make, any Loan pursuant to this Loan Agreement. Subject to the terms and conditions of this Loan Agreement, the Borrower may borrow, repay and reborrow hereunder.

                  (b) In no event shall a Loan be made when any Default or Event of Default has occurred and is continuing or would exist after the making of such Loan on such Funding Date.

                  2.02     Note.

                  (a) The Loans made by the Lender shall be collectively evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto (the "Note"), dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Maximum Credit as originally in effect and otherwise duly completed. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

                  (b) The date, amount and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, endorsed by the Lender on the schedule attached to the Note or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Loans.

                  2.03     Procedure for Borrowing.

                  (a) The Borrower may request a borrowing hereunder, on any Business Day during the period from and including the Effective Date to and including the Termination Date, but no more frequently than two times per week, by delivering to the Lender, with a copy to the Custodian, an irrevocable written request for borrowing, substantially in the form of Exhibit D-1 (a "Request for Borrowing"), which request must be received by the Lender, with a copy to the Custodian, no later than 11:00 a.m., New York City time, two (2) Business Days prior to the requested Funding Date. Such Request for Borrowing shall (i) attach a Contract Schedule in respect of the Eligible Contracts that the Borrower proposes to pledge to the Lender and be included in the Borrowing Base in connection with such Loan, (ii) specify the requested Funding Date, which shall be at least two (2) Business Days after the date of such Request for Borrowing, and (iii) attach an officer's certificate signed by a Responsible Officer of each of the Borrower and the Guarantor as required by Section 5.02(b) hereof.

                  (b) Upon receipt of the Borrower's Request for Borrowing, the Lender may, at its option, agree to make a Loan to the Borrower by executing and delivering, via telecopy, a loan supplement to the Borrower substantially in the form of Exhibit D-2 attached hereto (a "Loan Supplement") no later than 11:00 a.m. (New York City time) one (1) Business Day after its receipt of such Request for Borrowing. Such Loan Supplement shall identify the Lender and the Borrower, attach a schedule identifying the Eligible Contracts proposed to be pledged by the Borrower to the Lender on such Funding Date which are acceptable to the Lender to be pledged as Collateral hereunder and included in the Borrowing Base, and shall set forth (i) the Funding Date and (ii) the amount of the Loan to be made on such Funding Date, and may contain additional terms or conditions which may or may not be inconsistent with this Loan Agreement. With respect to Eligible Contracts which are rejected by the Lender as Collateral hereunder, upon the request of the Borrower, the Lender shall indicate to the Borrower the reason or reasons, if any, for the rejection of such Eligible Contracts. The making of any Loan described in a Loan Supplement shall remain subject to the satisfaction by the Borrower of all of the conditions precedent to any Loan contained in this Loan Agreement. In the event there is a conflict between the terms of this Loan Agreement and the terms of the Loan Supplement, the terms of the Loan Supplement shall control. Each Loan Supplement, together with this Loan Agreement, shall be conclusive evidence of the terms of the Loan(s) covered thereby. If the Borrower has not received a Loan Supplement from the Lender prior to such time, such Request for Borrowing shall be deemed to have been rejected by the Lender.

                  (c) The Borrower shall release to the Custodian no later than 11:00 a.m., New York City time, two (2) Business Days prior to the requested Funding Date, the Contract File pertaining to each Eligible Contract to be pledged to the Lender and included in the Borrowing Base on such requested Funding Date, in accordance with the terms and conditions of the Custodial Agreement.

                  (d) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Lender and the Borrower, no later than 11:00 a.m. on a Funding Date, a Trust Receipt in respect of all Contracts pledged to the Lender on such Funding Date. Subject to Section 5 hereof, such Loan will then be made available to the Borrower by the Lender transferring, via wire transfer, to the following account of the Borrower: Fleet Bank, National Association, for the A/C of DVI Financial Services Inc., ABA# 021200339, Account# 2181-01-6540, Attn: Wendy Jordan, on such Funding Date, in the aggregate amount of such Loan in funds immediately available to the Borrower.

                  (e) Notwithstanding anything to the contrary in this Loan Agreement, (i) if the Lender is unable, after good faith effort, to obtain a source of funds for the proposed Loan on substantially the same economic terms as are available to the Lender as of the date of this Loan Agreement, and as a result the cost to the Lender of making such Loan is increased by an amount which the Lender deems material, the Lender shall not be obligated to consider making such Loan unless the Borrower agrees to pay the Lender any additional amounts necessary to compensate the Lender for such increased cost, as notified by the Lender to the Borrower, and (ii) the Lender shall have no obligation to consider making any Loan hereunder if there shall have occurred any material adverse change in (A) the financial condition of the Borrower or the Guarantor, (B) the financial markets generally or (C) the secondary market for Contracts. The Lender shall promptly notify the Borrower of any determination by the Lender of any of the foregoing.

                  2.04     Repayment of Loans; Interest.

                  (a) Each outstanding Loan shall mature on the Termination
Date.

                  (b) Each Loan shall bear interest on the unpaid principal amount thereof for the period from and including the Funding Date with respect to such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to [redacted]. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Borrower hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full (both before and after judgment).

                  (c) Accrued interest on each Loan shall be payable on each Interest Payment Date (and for the last month (or portion thereof) of the Loan Agreement on the Termination Date), except that if an Event of Default has occurred and is continuing, interest payable at the Post-Default Rate shall be payable from time to time on demand.

                  2.05 Optional Prepayments. The Loans are prepayable at any time without premium or penalty, in whole or in part but subject to Section
2.07. Any amounts prepaid shall be applied to repay the outstanding principal amount of any Loans (together with interest thereon) until paid in full. Amounts prepaid may be reborrowed in accordance with the terms of this Loan Agreement. If the Borrower intends to repay a Loan in whole or in substantial part from a source other than the proceeds of Certificates, the Borrower shall give two (2) Business Days' irrevocable prior written notice thereof to the Lender. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or more.

                  2.06     Mandatory Prepayment or Pledge.

                  (a) If at any time the aggregate outstanding principal amount of Loans exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as determined by the Lender and notified to the Borrower on any Business Day, the Borrower shall no later than two (2) Business Days after receipt of such notice, at the option of the Borrower, either prepay the Loans in part or in whole or pledge additional Collateral (which Collateral shall be in all respects acceptable to the Lender) to the Lender, such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Loans does not exceed the Borrowing Base.

                  (b) The Borrower shall prepay the Loans in part or in whole to the extent required by Section 7.17(b) hereof.

                  (c) The Borrower shall prepay the Loans made in respect of all Contracts included in a securitization on the date upon which the Certificates from such securitization are sold.

                  2.07 Indemnity. Upon demand by the Lender, the Borrower agrees to indemnify the Lender and to hold the Lender harmless from any net loss or expense (not to include any lost profit or opportunity cost) which the Lender may sustain or incur as a consequence of default by the Borrower in making any prepayment on the date so specified after the Borrower has given a notice in accordance with Section 2.05 or a prepayment of a Loan on a day which is not the Termination Date, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain its Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. This Section 2.07 shall survive termination of this Loan Agreement and payment of the Note.

                  2.08 Purpose of Loans. Each Loan shall be used to provide interim financing for Eligible Contracts identified to the Lender in writing on each Contract Schedule, as such Contract Schedule may be amended from time to time.

                  Section 3.  Payments; Computations; Etc.

                  3.01     Payments.

                  (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by the Lender: Citibank NYC, For the A/C of Lehman Commercial Paper Inc., ABA# 021000089, Account #: 40615659, Ref: DVI Financial Services Inc., not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                  (b) Except to the extent otherwise expressly provided herein, if the due date of any payment under this Loan Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  3.02 Computations. Interest on the Loans shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                  Section 4.  Collateral Security.

                  4.01     Collateral; Security Interest.

                  (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Contract Documents as exclusive bailee and agent for the Lender pursuant to terms of the Custodial Agreement and shall deliver to the Lender Trust Receipts, each to the effect that it has reviewed such Contract Documents in the manner required by the Custodial Agreement and identifying any deficiencies in such Contract Documents as so reviewed.

                  (b) All of the Borrower's right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Collateral":

                  (i) all Contracts and any other equipment leases, loan and security agreements, installment sale contracts and/or promissory notes listed on any Contract Schedule, whether or not the related Contract File has been delivered to, or is held by, the Custodian;

                  (ii)     all Contract Documents related thereto;

                  (iii) all rights, remedies, powers and privileges of the Borrower under such Contract Documents (including, without limitation, all rights of the Borrower in and to the Equipment and other interests that are the subject of the Contracts);

                  (iv) all Servicing Records and other books and records (including, without limitation, computer programs, tapes and other computer storage media) relating to any of the foregoing;

                  (v) all recourse or support obligations, guarantees, indemnities and security relating to any of the foregoing and all letters of credit relating thereto;

                  (vi) all "general intangibles" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

                  (vii) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

                  (c) The Borrower hereby assigns, pledges and grants a security interest in the Collateral to the Lender to secure the repayment of principal of and interest on all Loans and all other amounts owing to the Lender hereunder, under the Note and under the other Loan Documents (collectively, the "Secured Obligations"). The Borrower agrees to mark its computer programs and tapes to evidence the interests granted to the Lender hereunder.

                  4.02 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                  4.03 Changes in Locations, Name, etc. The Borrower shall not
(i) change the location of its chief executive office/chief place of business from that specified in Section 6 hereof or (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral unless it shall have given the Lender at least 30 days prior written notice thereof and shall have delivered to the Lender all Uniform Commercial Code financing statements and amendments thereto as Lender shall request and taken all other actions deemed necessary by Lender to continue its perfected status in the Collateral with the same or better priority.

                  4.04     Lender's Appointment as Attorney-in-Fact.

                  (a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender's discretion and at the Borrower's expense, for the purpose of carrying out the terms of this Loan Agreement, to pay insurance in respect of, and to pay or discharge taxes and Liens levied or placed on or threatened against, the Collateral, all as fully and effectively as the Borrower might do and, if an Event of Default shall have occurred and be continuing, to take any and all other appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

                  (i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such Collateral whenever payable; and

                  (ii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Lender deems reasonably necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effective as the Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (b) The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with the sale provided for in
Section 4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (c) The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

                  4.05 Performance by Lender of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained in the Loan Documents and the

Lender shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrower to the Lender on demand and shall constitute Secured Obligations.

                  4.6 Proceeds. If an Event of Default shall occur and be
                      continuing, (a) all proceeds of Collateral received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower, and shall forthwith upon receipt by the Borrower be turned over to the Lender in the exact form received by the Borrower (duly endorsed by the Borrower to the Lender, if required) and (b) any and all such proceeds received by the Lender (whether from the Borrower or otherwise) may, in the sole discretion of the Lender, be held by the Lender as collateral security for, and/or then or at any time thereafter may be applied by the Lender against, the Secured Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, and any other income and all other amounts received with respect to the Collateral.

                  4.07 Remedies. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Borrower and the Guarantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

                  4.08 Limitation on Duties Regarding Presentation of Collateral. The Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

                  4.09 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  4.10 Release of Security Interest. Upon termination of this Loan Agreement and repayment to the Lender of all Secured Obligations and the performance of all obligations under the Loan Documents the Lender shall release its security interest in any remaining Collateral.

                  Section 5.  Conditions Precedent.

                  5.01 Initial Loan. The agreement of the Lender to make the initial Loan requested to be made by it hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

                  (a) Loan Documents. The Lender shall have received (i) this Loan Agreement, executed and delivered by a duly authorized officer of the Borrower, and

         (ii) a Note, conforming to the requirements hereof and executed by a duly authorized officer of the Borrower.

                  (b) Guarantee. The Lender shall have received the Guarantee, executed by a duly authorized officer of the Guarantor.

                  (c) Custodial Agreement. The Lender shall have received the Custodial Agreement, conforming to the requirements hereof and executed by a duly authorized officer of the Borrower and the Custodian.

                  (d) Underwriting Letter Agreement. The Lender shall have received the Underwriting Letter Agreement executed by a duly authorized officer of each of the Borrower and the Guarantor.

                  (e) Filings, Registrations, Recordings. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest, and with respect to each FMV Lease, a financing statement on Form UCC-1 naming the Borrower as the debtor and the Lender as secured party and describing the Equipment that is the subject of such FMV Lease, and proceeds thereof, as the collateral, shall have been properly prepared for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest in such Equipment (assuming the Borrower is the owner of such Equipment).

                  (f)      Corporate Proceedings.

                           (i) The Lender shall have received a certificate of
                  the Secretary or Assistant Secretary of the Borrower, dated as of the date hereof, and certifying (A) that attached thereto is a true, complete and correct copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing
                  (1) the execution, delivery and performance of this Loan Agreement, the Note and the other Loan Documents to which it is a party, and (2) the borrowings contemplated hereunder and that such resolutions have not been amended, modified, revoked or rescinded, and (B) as to the incumbency and specimen signature of each officer executing any Loan Documents on behalf of the Borrower, and authorized to execute any Request for Borrowing, and such certificate and the resolutions attached thereto shall be in form and substance satisfactory to the Lender; and

                           (ii) The Lender shall have received a certificate of
                  the Secretary or Assistant Secretary of the Guarantor, dated as of the date hereof, and certifying (A) that attached thereto is a true, complete and correct copy of resolutions duly adopted by the Board of Directors of the Guarantor authorizing the execution, delivery and performance of the Guarantee, and that such resolutions have not been amended, modified, revoked or rescinded, and (B) as to the incumbency and specimen signature of each officer executing the Guarantee on behalf of the Guarantor, and such certificate and the resolutions attached thereto shall be in form and substance satisfactory to the Lender.

                  (g)      Corporate Documents.

                           (i) The Lender shall have received true and complete
                  copies of the certificate of incorporation and by-laws of the Borrower, certified as such as of the date hereof by the Secretary or an Assistant Secretary of the Borrower; and

                           (ii) The Lender shall have received true and complete
                  copies of the certificate of incorporation and by-laws of the Guarantor, certified as such as of the date hereof by the Secretary or an Assistant Secretary of the Guarantor.

                  (h) Good Standing Certificates. The Lender shall have received copies of certificates evidencing the good standing of the Borrower and the Guarantor, dated as of a recent date, from the Secretary of State (or other appropriate authority) of the State of Delaware and in each jurisdiction where the ownership, lease or operation of property, or the conduct of business, requires the Borrower and/or the Guarantor to qualify as a foreign corporation, except where the failure to qualify would not have a Material Adverse Effect.

                  (i) Legal Opinion. The Lender shall have received the executed legal opinions of Melvin C. Breaux, Esq., general counsel to the Borrower and the Guarantor and Thacher Proffitt & Wood, special counsel to the Borrower and the Guarantor, covering the matters set forth in the form attached hereto as Exhibit E and dated the initial Funding Date and covering such other matters incident to the transactions contemplated by this Loan Agreement as the Lender shall reasonably request.

                  (j) Fees and Expenses. The Lender shall have received all fees and expenses required to be paid by the Borrower on or prior to the initial Funding Date pursuant to Section 11.03(b).

                  (k) Financial Statements. The Lender shall have received the financial statements referenced in Section 6.01(a) and 6.01(b).

                  (l) Underwriting Guidelines. The Lender and the Borrower shall have agreed upon the Borrower's underwriting guidelines for Contracts (the "Underwriting Guidelines").

                  (m) Consents, Licenses, Approvals, etc. The Lender shall have received certified copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower or the Guarantor, as applicable, of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

                  (n) Other Documents. The Lender shall have received such other documents as the Lender may reasonably request.

                  5.02 Initial and Subsequent Loans. The agreement of the Lender to make any Loan requested to be made by it on any date (including the initial
Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan requested to be made on such date.

                  (b) Representations and Warranties. Each of the representations and warranties made by the Borrower and the Guarantor in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and the Lender shall have received an officer's certificate duly executed by a Responsible Officer of each of the Borrower and the Guarantor to that effect.

                  (c) Borrowing Base. The aggregate outstanding principal amount of the Loans shall not exceed the Borrowing Base on such date and would not exceed the Borrowing Base after giving effect to the Loan requested to be made on such date.

                  (d) Due Diligence Review. The Lender shall have completed its due diligence review, if any, of the Contract Files relating to the Contracts being pledged in connection with the Loan being made on such Funding Date, the results of which are satisfactory to the Lender.

                  (e) Trust Receipt. The Lender shall have received from the Custodian a Trust Receipt in respect of Eligible Contracts to be pledged hereunder on such Business Day, dated such Business Day and duly completed and disclosing no material deficiencies in such Eligible Contracts.

                  (f) Lien Searches. With respect to Contracts in respect of existing Equipment previously financed or owned by the Borrower or a third party, the Lender shall have received the results of a recent lien search in each of the jurisdictions and offices where the related Obligor and such Equipment are located, and such lien searches shall reveal no Liens encumbering such Equipment or, if Liens do exist, the Lender shall have received satisfactory evidence of release of such Liens prior to or concurrently with the Loan being made on such Funding Date.

                  (g) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Loan Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each Request for Borrowing by the Borrower hereunder shall constitute a certification by the Borrower of the satisfaction of the conditions precedent set forth in paragraphs (a)-(c), above, (both as of the date of such Request for Borrowing and, unless the Borrower otherwise notifies the Lender prior to the date of such borrowing, as of the date of such borrowing).

                  Section 6. Representations and Warranties. The Borrower represents and warrants to the Lender on the date hereof that:

                  6.01 Financial Condition. (a) The audited consolidated balance sheets of the Guarantor and its consolidated Subsidiaries as at June 30, 1994 and as at June 30, 1995, and the related consolidated statements of income and of cash flows for the fiscal years ended on each such date, reported thereon by Deloitte & Touche, copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly the consolidated financial condition of the Guarantor and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal years then ended.

                  (b) The unaudited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at June 30, 1996, and the related unaudited consolidated statements of income and of cash flows for the twelve-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly the consolidated financial condition of the Guarantor and its consolidated Subsidiaries as at such date, and their consolidated cash flows for the twelve-month period then ended (subject to normal year-end audit adjustments).

                  (c) All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

                  (d) Neither the Guarantor nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto.

                  6.02 No Change. Since June 30, 1996, there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.

                  6.03 Corporate Existence; Compliance with Law. The Borrower
(a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to carry on its business as now being or as proposed to be conducted, the lack of which would be reasonably likely to have a Material Adverse Effect, (c) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law.

                  6.04 Corporate Power; Authorization; Enforceable Obligations.
(a) The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform this Loan Agreement, the Note, and each other Loan Document to which it is a party, and to borrow and to grant Liens hereunder, and has taken all necessary corporate action to authorize the borrowings and the granting of Liens on the terms and conditions of this Loan Agreement, the Note, and each other Loan Document to which it is a party, and the execution, delivery and performance of this Loan Agreement, the Note, and each other Loan Document to which it is a party.

                  (b) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required or necessary in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Loan Agreement or the Note or any other Loan Document, except (i) for filings and recordings in respect of the Liens created pursuant to this Loan Agreement, and (ii) as previously obtained and currently in full force and effect.

                  (c) This Loan Agreement has been duly and validly executed and delivered by the Borrower and constitutes, and the Note and each other Loan Document when executed and delivered on behalf of the Borrower will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  6.05 No Legal Bar. The execution, delivery and performance of this Loan Agreement and the Note, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien

(other than the Liens created hereunder) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or material Contractual Obligation.

                  6.06 No Material Litigation. There are no actions, suits, arbitrations, investigations or proceedings of or before any arbitrator or Governmental Authority pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues, (i) with respect to this Loan Agreement or the Note or any of the transactions contemplated hereby, or (ii) which could reasonably be expected to have a Material Adverse Effect.

                  6.07 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  6.08 Collateral; Collateral Security.

                  (a) The Borrower has not assigned, pledged, or otherwise conveyed or encumbered any of the Collateral to any Person other than the Lender, and immediately prior to the pledge of such Contract, the Borrower was the sole owner of the Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Lender hereunder.

                  (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid first priority security interest in all right, title and interest of the Borrower in, to and under the Collateral.

                  (c) Upon receipt by the Custodian of each Contract File, and the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 2 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected first-priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral, which can be perfected by filing or possession under the Uniform Commercial Code.

                  6.09 Chief Executive Office. The Borrower's chief executive office on the Effective Date is located at 500 Hyde Park, Doylestown, Pennsylvania, 18901.

                  6.10 Location of Books and Records. The location where the Borrower keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office.

                  6.11 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries has a Material Adverse Effect.

                  6.12 Taxes. Each of the Borrower and its Subsidiaries has filed all Federal income tax returns and all other material tax returns that are required to be filed by them and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes or assessments, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been provided. No tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax or assessment.

                  6.13 Margin Regulations. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X.

                  6.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur indebtedness.

                  6.15 Subsidiaries. All of the Subsidiaries of the Borrower at the date hereof are listed on Schedule 3 to this Loan Agreement.

                  6.16 Third Party Representations. Each of the representations and warranties made by the Guarantor in the Guarantee is true and correct in all material respects.

                  6.17 Eligible Contracts. With respect to every Contract delivered or to be delivered to the Custodian, the representations and warranties set forth on Schedule 1 hereto applicable thereto are true and correct.

                  6.18 Bulk Transfer. The transfer, assignment and conveyance of the Contracts and the Contract Documents by the Borrower pursuant to this Loan Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  6.19 Origination and Collection of Contracts. The Contracts were originated or acquired by the Borrower, and the origination and collection practices used by the Borrower with respect to each Contract have been, in all respects legal, proper, prudent and customary in the equipment financing and servicing business, and in accordance with the Underwriting Guidelines. With respect to Contracts acquired by the Borrower, all such Contracts are in conformity with the Underwriting Guidelines.

                  6.20 No Adverse Selection. The Borrower used no selection procedures that identified the Contracts as being less desirable or valuable than other comparable equipment leases, security agreements or installment sales contracts owned by the Borrower.

                  6.21 Contracts are Financing Leases or Security Agreements.
(A) All of the Contracts other than FMV Leases are financing leases intended to create a security interest in accordance with Section 1-201(37) of the Uniform Commercial Code or security agreements which create a valid security interest under the Uniform Commercial Code, (B) the Borrower does not own the Equipment that is the subject of the Contracts other than FMV Leases and (C) the Borrower has a perfected first priority Lien in the Equipment that is subject to Contracts other than FMV Leases.

                  6.22 Borrower Solvent. As of the date hereof and immediately after giving effect to each Loan, the fair value of the property of the Borrower is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of the Borrower and the Borrower is and will be solvent, is and will be able to pay its debts as they mature and is and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage.

                  6.23 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in reorganization or insolvent. Except as set forth in the financial statements referred to in Section 6.01(a) and (b), neither the Borrower nor any Commonly Controlled Entity has any material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Account Standards No. 106.

                  6.24     Environmental Matters.

                  (a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Guarantor or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to have a Material Adverse Effect.

                  (b) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Guarantor or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to have a Material Adverse Effect.

                  Section 7. Covenants of the Borrower. The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until payment in full of all Secured Obligations:

                  7.01 Financial Statements. The Borrower shall deliver to the
Lender:

                  (a) as soon as available and in any event within fifty (50) days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Guarantor, the consolidated and consolidating balance sheets of the Guarantor and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Guarantor, which certificate shall state that said consolidated financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Guarantor and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) as soon as available and in any event within ninety-five
         (95) days after the end of each fiscal year of the Guarantor, the audited consolidated and consolidating balance sheets of the Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Guarantor and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

                  (c) as soon as available, the annual report of the Guarantor on Form 10-K as filed with the Securities and Exchange Commission for each fiscal year; and

                  (d) from time to time such other information regarding the financial condition, operations, or business of the Guarantor and its Subsidiaries as the Lender may reasonably request.

                  7.02 Existence, Etc. The Borrower will:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and

                  (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.

                  7.03 Insurance. The Borrower shall maintain insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

                  7.04 Prohibition of Fundamental Changes. The Borrower shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, however, that the Borrower may merge or consolidate with any other Person if (i) the surviving entity assumes all of the obligations of the Borrower hereunder, and
(ii) immediately after giving effect to such merger or consolidation, (A) the net worth of the surviving entity is not less than the net worth of the Borrower immediately prior to such transaction and (B) the rating assigned to the Guarantor by each of Standard and Poor's Ratings Group and Moody's Investors Service, Inc. is not less than the rating assigned to the Guarantor immediately prior to such transaction.

                  7.05 Notices. The Borrower shall give notice to the Lender, promptly upon the Borrower obtaining notice thereof:

                  (a) of the occurrence of any Default or Event of Default;

                  (b) of any default related to any Collateral, any Material Adverse Effect and any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect;

                  (c) in any event within ten (10) days after service of process on the Borrower or the Guarantor or any of its Subsidiaries, or any agent thereof for service of process, notice of all legal or arbitrable proceedings affecting the Borrower or the Guarantor or any of its Subsidiaries that questions or challenges the validity or enforceability of any of the Loan Documents;

                  (d) in any event within thirty (30) days of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, reorganization or insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, reorganization or insolvency of, any Plan; and

                  (e) any of Michael O'Hanlon, Anthony Turek, Steven Garfinkel, Dominic Gugliemi, Michael Disch, Alan Velotta, Richard Miller, Cynthia Cohn or Ray Fear shall die, suffer an inability to work for six (6) or more consecutive months, or shall no longer be employed by the Guarantor, the Borrower or any of the other Subsidiaries of the Guarantor.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

                  7.06 Periodic Due Diligence Review. The Borrower acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Contracts, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Borrower agrees that upon reasonable (but no less than three (3) Business
Days) prior notice to the Borrower, the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Contract Files and any and all documents, records, agreements, instruments or information relating to such Contracts in the possession, or under the control, of the Borrower. The Borrower further agrees that the Borrower shall reimburse the Lender for the out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's activities pursuant to this Section 7.06, which reimbursement shall be limited to $5,000 annually; provided, that such $5,000 annual limit shall not apply to costs and expenses incurred by the Lender hereunder after the occurrence and during the continuation of an Event of Default.

                  7.07. Limitation on Liens on Collateral. The Borrower will not, nor will it permit or allow others to, create, incur or permit to exist any Lien on the Collateral, other than the Lien created hereby. The Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien on the Collateral, other than the Lien created hereby, and the Borrower will defend the right, title and interest of the Lender in and to any.

                  7.08 Certain Equipment Leases; Certain Equipment Loans

                  (a) With respect to each Equipment Lease pledged to the Lender hereunder consisting of a master lease (a "Master Lease") supplemented with a certificate of delivery and master equipment schedules (each, a "Supplement"), the Borrower shall (i) deliver each original Supplement to the Custodian, stamped "Secured Party's Original", together with a certified copy of the related Master Lease (showing the stamped statement required under (iii), below, for inclusion in the Contract File in accordance with the terms of the Custodial Agreement), (ii) maintain exclusive possession of each original Master Lease and not permit any third-party to take possession thereof, (iii) not stamp any Supplement "Secured Party's Original" other than the original Supplement delivered to the Custodian, and (iv) stamp each Master Lease with a statement to the effect that no security interest in a Supplement may be created through the transfer or possession of any counterpart of the original Supplement other than that Supplement marked "Secured Party's Original" and a certified copy of the Master Lease.

                  (b) With respect to each Equipment Loan pledged to the Lender hereunder consisting of a loan and security agreement or an installment sale contract (an "Obligor Loan Agreement") supplemented with a certificate of delivery and master equipment schedules (each, an "Equipment Schedule"), the Borrower shall (i) deliver each original Equipment Schedule to the Custodian, stamped "Secured Party's Original", together with a certified copy of the related Obligor Loan Agreement (showing the stamped statement required under (iii), below, for inclusion in the Contract File in accordance with the terms of the Custodial Agreement), (ii) maintain exclusive possession of each original Obligor Loan Agreement and not permit any third-party to take possession thereof, (iii) not stamp any Equipment Schedule "Secured Party's Original" other than the original Equipment Schedule delivered to the Custodian, (iv) stamp each Obligor Loan Agreement with a statement to the effect that no security interest in a Equipment Schedule may be created through the transfer or possession of any counterpart of the original Equipment Schedule other than that Equipment Schedule marked "Secured Party's Original" and a certified copy of the Obligor Loan Agreement, and (v) if any promissory note or promissory notes were executed in connection with the origination of such Equipment Loan or otherwise, deliver such original promissory note or promissory notes to the Custodian.


                  7.09 Underwriting Guidelines. Without prior written notice to the Lender, the Borrower shall not amend or otherwise modify the Underwriting Guidelines.

                  7.10 Limitation on Transactions with Affiliates. The Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not otherwise prohibited under this Loan Agreement, (b) in the ordinary course of the Borrower's business and
(c) upon fair and reasonable terms no less favorable to the Borrower, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  7.11 Limitation on Changes in Fiscal Year. The Borrower shall not permit its fiscal year to end on a day other than June 30.

                  7.12 Limitation on Lines of Business. The Borrower shall notify the Lender in writing no later than two (2) Business Days prior to any Funding Date, if it shall have entered into any line of business, either directly or through any Subsidiary, other than those lines of businesses in which the Borrower and its Subsidiaries are engaged on the date of this Loan Agreement or which are directly related thereto, unless the Borrower has previously notified the Lender in writing thereof.

                  7.13 Limitations on Modifications, Waivers and Extensions of Contracts. The Borrower will not, nor will it permit or allow others to, amend, modify, terminate or waive any provision of any Contract to which the Borrower is a party in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral. The Borrower will (i) exercise promptly and diligently each and every material right which the Borrower may have under each Contract (other than any right of termination, but including the enforcement of warranty, servicing and other obligations of manufacturers and other parties) except where the failure to so act could not materially adversely affect the value of such Contract as Collateral and (ii) deliver to the Lender a copy of each material demand, notice or document received by it relating in any way to any Contract other than any such demand, notice or document relating to the delinquency of a Contract or the bankruptcy of the obligor thereunder.

                  7.14 Further Identification of Collateral. The Borrower will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

                  7.15 Limitation on Collection Account. The Borrower will not, nor will it permit or allow others on its behalf to, establish a collection account for the receipt of payments pursuant to the Contracts with a financial institution other than one acceptable to the Lender in the exercise of its reasonable discretion and upon such terms as reasonably required by the Lender.

                  7.16 Limitation on Sale or Other Disposition of Collateral. The Borrower will not sell, lease, transfer, assign or otherwise dispose of any Collateral, except that Borrower may transfer, assign or otherwise dispose of Collateral if (i) no Default or Event of Default has occurred and is continuing,
(ii) the Borrower provides the Lender with at least two (2) Business Days' advance notice thereof, (iii) the Borrower has demonstrated to the Lender's reasonable satisfaction, as expressed by the Lender in writing, that after giving effect to such sale, lease, transfer, assignment or other disposition, no Borrowing Base Deficiency shall exist, and (iv) such sale, lease, transfer, assignment or other disposition satisfies such other terms and conditions as the Lender may reasonably specify in advance of such sale, lease, transfer, assignment or other disposition.

                  7.17 Repayment of Loans if Contract is Found Defective. (a) Upon discovery by the Borrower or the Lender of any breach of any representation or warranty listed on Schedule 1 hereto applicable to any Contract, the party discovering such breach shall promptly give notice of such discovery to the other.

                  (b) The Lender has the right, in its unreviewable discretion, to require the Borrower to prepay the amount of any Loan made in respect of, or at the option of the Borrower, to substitute an Eligible Contract for, any Contract (i) which breaches one or more of the representations and warranties applicable thereto listed on Schedule 1 hereto or (ii) which is determined in the reasonable judgment of the Lender to be unacceptable for inclusion in a securitized pool relating to the Certificates, in each case no later than two
(2) Business Days after receipt by the Borrower of notice thereof from the Lender.

                  7.18 Monthly Officer's Certificate. The Borrower shall deliver to the Lender, no later than thirty (30) days after the last day of each calendar month, a certificate of a Responsible Officer of the Borrower to the effect that, (i) to the best of such Responsible Officer's knowledge, each of the Borrower and the Guarantor during such calendar month has observed or performed in all material respects all of its covenants (including, without limitation, the financial covenants set forth in the Guarantee) and other agreements, and satisfied every condition, contained in this Loan Agreement and the other Loan Documents to be observed, performed or satisfied by it (accompanied by supporting documentation and calculations showing such compliance in a covenant compliance certificate in the form of Exhibit G hereto (a "Covenant Compliance Certificate")), (ii) that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrower has taken or proposes to take with respect thereto), (iii) attaching a borrowing base certificate substantially in the form of Exhibit F hereto (a "Borrowing Base Certificate") setting forth the Borrowing Base as at the most recent Interest Payment Date to occur prior thereto, and (iv) attaching an updated Contract Schedule.

                  7.19 Data Pool Report. The Borrower shall deliver to the Lender, one (1) Business Day prior to each Funding Date and no later than five
(5) days after the end of each calendar quarter, (i) a complete "Data Pool" profile report including the following categories: type of Equipment, transaction size, end user discipline and the Borrower's percentage approval ratio, substantially in the form of Exhibit H hereto, and (ii) a computer readable diskette or electronic transmission containing information reasonably requested by the Lender to enable the Lender to generate its own reports in respect of the Contracts and other Collateral pledged hereunder.

                  Section 8. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

                  (a) the Borrower shall default in the payment of any principal of or interest on any Loan when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

                  (b) the Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after receipt by the Borrower of a written demand therefor by the Lender, and such default shall have continued unremedied for five Business Days; or

                  (c) any representation, warranty or certification made or deemed made by the Borrower herein (other than those in Schedule 1 hereto) or by the Borrower or the Guarantor in any other Loan Document or any certificate furnished to the Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

                  (d) the Borrower shall fail to comply with the requirements of
         Section 2.06 or Section 7 hereof (other than Sections 7.01, 7.13(ii), 7.14, 7.18 and 7.19); or the Borrower shall otherwise fail to comply with the requirements of Sections 7.01, 7.13(ii), 7.14, 7.18 or 7.19 and such default shall continue unremedied for a period of five (5) Business Days; or the Borrower shall fail to observe or perform any other agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of fifteen (15) Business Days; or

                  (e) the Guarantor shall fail to comply with the requirements of paragraph 10 of the Guarantee; or the Guarantor shall fail to observe or perform any other agreement contained in the Guarantee and such failure to observe or perform shall continue unremedied for a period of fifteen (15) Business Days; or

                  (f) a final judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries or the Guarantor by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower or any such Subsidiary or the Guarantor shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (g) the Guarantor or the Borrower shall admit in writing its inability to pay its debts as such debts become due; or

                  (h) the Guarantor or the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

                  (i) a proceeding or case shall be commenced, without the application or consent of the Guarantor, the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                  (j) the Custodial Agreement or the Guarantee shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any party thereto; or

                  (k) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (l) (i) the Guarantor shall at any time own, beneficially and of record, less than 100% of all of the issued and outstanding shares of Capital Stock of the Borrower having ordinary voting rights for the election of directors, or (ii) the Pritzker family, Gerald Cohn and members of his immediate family and David Higgins, on a combined basis, shall at any time own, beneficially and of record, less than the greater of (x) 20% of all of the issued and outstanding shares of Capital Stock of the Guarantor having ordinary voting rights for the election of directors, or (y) such greater percentage as is necessary so that such Persons constitute the single largest block of shareholders of such issued and outstanding shares Capital Stock of the Guarantor; or

                  (m) any four (4) of Michael O'Hanlon, Anthony Turek, Steven Garfinkel, Dominic Gugliemi, Michael Disch, Alan Velotta, Richard Miller, Cynthia Cohn or Ray Fear shall die, suffer an inability to work for six (6) or more consecutive months, or shall no longer be employed by the Guarantor, the Borrower or any of the other Subsidiaries of the Guarantor; or

                  (n) any other event shall occur which, in the sole discretion of the Lender, has had a Material Adverse Effect.

                  Section 9.  Remedies Upon Default.

                  (a) Upon the occurrence of one or more Events of Default other than those referred to in Section 8(h) or (i) with respect to the Borrower, the Lender may immediately declare the principal amount of the Loans then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Loan Agreement; provided that upon the occurrence of an Event of Default referred to in Sections 8(h) or (i), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) Upon the occurrence of one or more Events of Default, the Lender shall, in addition to the remedies set forth in Section 4.07 hereof, have the right to obtain physical possession of the Servicing Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Lender such assignments as the Lender shall reasonably request. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Loan Agreement.

                  Section 10. No Duty on Lender's Part. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

                  Section 11.  Miscellaneous.

                  11.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  11.02 Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein and under the other Loan Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Loan Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  11.03    Indemnification and Expenses.

                  (a) The Borrower agrees to indemnify and hold harmless the Lender and each of its Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, judgments, costs and expenses of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party, relating to or arising out of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than such Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by any Indemnified Party in connection with any Contract for any sum owing thereunder, or to enforce any provisions of any Contract, the Borrower will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or the preservation of the Lender's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the

Collateral, the obligation of the Borrower under the Secured Note is a recourse obligation of the Borrower.

                  (b) The Borrower agrees to pay as and when billed by the Lender all of the reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith. The Borrower agrees to pay as and when billed by the Lender all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, all the reasonable fees, disbursements and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender, and those costs and expenses payable to the Lender pursuant to Section 7.06 hereof.

                  11.04 Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender and any provision of this Loan Agreement may be waived by the Lender.

                  11.05 Successors and Assigns, Etc.. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Lender may, in accordance with applicable law, at any time sell to one or more lenders participating interests in the Loans, the Note or any other interest of the Lender hereunder and under the other Loan Documents, or assign and transfer all or any of its rights or obligations under any Loan Document to one or more lenders at any time; provided, however, that in any such transaction, the Lender shall remain as agent for any such other lender or lenders. The Borrower may not assign any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Lender.

                  11.06 Survival. The obligations of the Borrower under Section
2.07 and 11.03 hereof shall survive the repayment of the Loans and the termination of this Loan Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

                  11.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

                  11.08 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

                  11.09 Loan Agreement Constitutes Security Agreement; Governing Law. This Loan Agreement shall be governed by New York law without reference to choice of law doctrine, and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

                  11.10 SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED IN ACCORDANCE WITH SECTION 11.02 HEREOF; AND

                  (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                  11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  11.12 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents;

                  (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

                  (c) no joint venture exists between the Lender and the Borrower.

                  11.13 Hypothecation or Pledge of Loans. The Lender shall have free and unrestricted use of all Collateral and nothing in this Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral. Nothing contained in this Loan Agreement shall obligate the Lender to segregate any Collateral delivered to the Lender by the Borrower.

                  11.14    Servicing.

                  (a) The Borrower shall service and administer the Contracts in accordance with due care and customary and prudent servicing procedures for equipment leases, security agreements and installment sale contracts of a similar type and, prior to the occurrence of an Event of Default, shall have full power and authority to do any and all things not inconsistent with the provisions of this Loan Agreement which it may deem necessary or desirable in connection with such servicing and administration. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, or (ii) the date on which all the Secured Obligations have been paid in full, or (iii) the transfer of servicing approved by the Lender.

                  (b) If the Contracts are serviced by the Borrower, (i) the Borrower acknowledges that Lender has been granted a security interest in all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Contracts (the "Servicing Records"), and (ii) the Borrower grants the Lender a security interest in all servicing fees and rights relating to the Contracts and all Servicing Records to secure the obligation of the Borrower or its designee to service in conformity with this Section and any other obligation of Borrower to the Lender. The Borrower covenants to safeguard such Servicing Records and to deliver them promptly to the Lender or its designee (including the Custodian) at the Lender's request.

                  (c) If the Contracts are serviced by a third party servicer (such third party servicer, the "Servicer"), the Borrower (i) shall provide a copy of the servicing agreement to the Lender (the "Servicing Agreement"); and
(ii) hereby irrevocably assigns to the Lender and

Lender's successors and assigns all right, title, interest and the benefits of the Servicing Agreement with respect to the Contracts.

                  (d) The Borrower shall provide to the Lender a letter from the Servicer to the effect that upon the occurrence of an Event of Default, the Lender may terminate the Servicing Agreement and transfer such servicing to its designee, at no cost or expense to the Lender, it being agreed that the Borrower will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the Lender.

                  (e) After the Funding Date, until the pledge of such Contract is relinquished by the Custodian, the Borrower will have no right to modify or alter the terms of the Contract and the Borrower will have no obligation or right to repossess the Contract or substitute another Contract, except as provided in the Custodial Agreement.

                  11.15 Set-Off. In addition to any rights and remedies of the Lender provided by this Loan Agreement and by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                                   BORROWER

                                   DVI FINANCIAL SERVICES INC.


                                   By___________________
                                     Name
                                    Title:


                                   Address for Notices:
                                   500 Hyde Park
                                   Doylestown, PA  18901
                                   Attention:  Mark Shapiro
                                   Telecopier No.:  215-230-5328
                                   Telephone No.:  215-230-2943


                                    LENDER

                                    LEHMAN COMMERCIAL PAPER INC.


                                    By___________________
                                      Name
                                      Title:


                                    Address for Notices:

                                    3 World Financial Center
                                    200 Vesey Street
                                    New York, NY  10285-0800
                                    Attn:  Francis X. Gilhool / Vincent Primiano
                                    Telecopier No.:  212-528-9284
                                    Telephone No.:   212-526-6970

                                                                      SCHEDULE 1



                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER
                           IN RESPECT OF THE CONTRACTS

                  As to each Contract included in the Borrowing Base on a Funding Date (and the related Equipment), the Borrower shall be deemed to make the following representations and warranties to the Lender on and as of such Funding Date and at all times thereafter while such Contract is pledged to the Lender hereunder:

                  (i) Such Contract and all accompanying documents are complete and authentic and all signatures thereon are genuine.

                  (ii) Such Contract arose from a bona fide lease or installment sale or loan to an Eligible Obligor, complying with all applicable state and Federal laws and regulations, to Persons having the legal capacity to contract and is not subject to any defense, set-off or counterclaim. "Eligible Obligor" means, at any time, an Obligor which
         (1) is currently not more than 60 days delinquent in making a payment;
         (2) is not an Affiliate of the Borrower; (3) is located in the United States; and (4) is not an agency, a department, an instrumentality or a political subdivision of the United States or of any state or local government.

                  (iii) All amounts represented to be payable under such Contract are, in fact, payable in accordance with the provisions of such Contract, the first scheduled monthly payment then due and owing or a down payment has been made with respect to such Contract and no payments under such Contract are more than 60 days past due.

                  (iv) To the best of the Borrower's knowledge, all property subject to any Lien given in connection with such Contract is not subject to any encumbrance, except for Liens released simultaneously with the grant of the Lien in favor of the Lender hereunder in such Contract.

                  (v) The Borrower held good and indefeasible title to, and was the sole owner of, the Collateral, and such Collateral is not subject to any Lien except for Liens released simultaneously with the Borrower's pledge of Collateral made herein.

                  (vi) Such Contract conforms to the description thereof as set forth on the related Contract Schedule, and each Contract, other than an FMV Lease, is a financing lease intended to create a security interest in accordance with Section 1-201(37) of the Uniform Commercial Code or a security agreement creating a valid security interest under the Uniform Commercial Code.

                  (vii) Such Contract has not been declared ineligible, rejected or refused as unacceptable for inclusion under (A) the First Amended and Restated Loan Agreement, amended and restated as of March 28, 1995, between the Borrower, the banks signatory thereto and NatWest Bank N.A., as agent, as amended from time to time, (B) the Loan and Security Agreement, dated as of July 27, 1995, between the Borrower and Union Bank of Switzerland, New York Branch, as amended from time to time, (C) the Amended and Restated Interim Loan and Security Agreement, dated as of September 13, 1994, between the Borrower and Prudential Securities Realty Funding Corporation, as amended from time to time, or (D) any other securitization or warehouse loan agreement entered into by the Borrower, (other than by reason of concentration limits); and such Contract, if purchased by the Borrower from another lender, was not purchased because such Contract was in default to such other lender.

            (viii) All information in respect of such Contract set forth in the Contract Schedule is true and correct.

            (ix) (A) Such Contract contains provisions requiring the Obligor to assume all risk of loss or malfunction of the related Equipment and to maintain appropriate liability insurance with respect thereto, and making the Obligor absolutely and unconditionally liable for all payments required to be made thereunder, without any right of set-off for any reason whatsoever, subject only to the Obligor's right of quiet enjoyment,
      (B) such Contract may not be terminated or prepaid unless the amount required to be paid by or on behalf of an Obligor in respect of such prepayment is equal to or in excess of the Discounted Present Value of such Contract plus accrued interest, (C) such Contract does not provide for the substitution, exchange or addition of any other items of Equipment pursuant to such Contract that would result in any reduction or extension of payments due under such Contract, (D) the rights with respect to such Contract are assignable by the Borrower without the consent of any Person and (E) such Contract enables the Borrower to (subject to any applicable grace, cure and notice periods) declare all payments thereunder to be immediately due and payable if the Obligor is in default of such Contract.

            (x) To the best of the Borrower's knowledge after due inquiry, all requirements of applicable Federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, if any, in respect of such Contract have been complied with in all material respects.

            (xi) To the best of the Borrower's knowledge after due inquiry, such Contract represents the legal, valid and binding obligation of the Obligor, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other similar laws (including, but not limited to, principles of equity) affecting the rights of creditors generally.

            (xii) No instrument of release or waiver has been executed in connection with such Contract, and no Obligor in respect of such Contract has been released from its obligations thereunder, in whole or in part.

            (xiii) Such Contract has not been amended after the date on which such Contract is listed on the Contract Schedule and pledged to the Lender hereunder except with the prior written approval of the Lender.

            (xiv) Such Contract is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and, to the best of Borrower's knowledge, no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (xv) There is no proceeding or investigation pending or, to the best of Borrower's knowledge after due inquiry, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of such Contract, (B) asserting the bankruptcy or insolvency of an Obligor, (C) seeking to prevent payment and performance of such Contract or (D) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Contract.

            (xvi) The Borrower has duly fulfilled all obligations on its part to be fulfilled under or in connection with such Contract and has done nothing to impair the rights of the Lender in such Contract or payments with respect thereto.

            (xvii) There is no monetary default, breach, violation or event of acceleration existing under such Contract, and no event has occurred which, with the passage of time or with notice, or both, would constitute a monetary default, breach, violation or event of acceleration that has or will cause a prepayment of Loans made in respect of such Contract pursuant to this Loan Agreement; there is no non-monetary default, breach, violation or event of acceleration existing under such Contract, and no event has occurred which, with the passage of time or with notice, or both, would constitute a non-monetary default, breach, violation or event of acceleration; the Borrower has not waived any monetary or non-monetary default, breach, violation or event of acceleration in respect of such Contract; and no payment (or portion thereof) under such Contract has been written off by the Borrower as uncollectible.

            (xviii) All parties to such Contract had legal capacity to execute such Contract and such Contract has been duly and properly executed by such parties.

            (xix) Such Contract was not selected by the Borrower on any basis intended to adversely affect the value of the Lender's Lien therein.

            (xx) Such Contract was not originated in, nor is it subject to the laws of, any jurisdiction the laws of which would make unlawful the pledge, transfer or assignment of such Contract under this Loan Agreement, including any sale in accordance with this Loan Agreement.

            (xxi) Immediately after the pledge, assignment and transfer to the Lender as herein contemplated, all necessary action will have been taken (including the filing or amendment of Uniform Commercial Code financing statements in all applicable jurisdictions) to grant a valid and enforceable first priority perfected Lien in such Contract and all payments to become due thereunder and all rights of the Borrower in the Equipment that is the subject of such Contract.

            (xxii) (A) Such Contract has not been sold, transferred, assigned or pledged by the Borrower to any Person other than the Lender, except for Liens released simultaneously with the grant of the Lien in favor of the Lender hereunder, (B) immediately prior to the pledge and conveyance of such Contract pursuant to Section 4 hereof, the Borrower was the sole owner of such Contract and had good and marketable title thereto, free and clear of all Liens, except for Liens released simultaneously with the grant of the Lien in favor of the Lender hereunder and (C) upon execution and delivery hereof by the Borrower, the Lender will have a first priority perfected Lien in all of the right, title and interest of the Borrower in and to such Contract and the payments to become due thereunder, free and clear of all Liens, except for the interests of Obligors pursuant to the Contract.

            (xxiii) If such Contract constitutes "chattel paper" for purposes of Sections 9-105(1)(b) and 9-308 of the Uniform Commercial Code as in effect in any applicable jurisdiction, there is only one original executed counterpart thereof marked "Secured Party's Original" and such original has been delivered to the Custodian in accordance with the Loan Agreement and the Custodial Agreement.

            (xxiv) Any "instrument" for purposes of Section 9-105(1)(i) and 9-308 of the Uniform Commercial Code as in effect in any applicable jurisdiction executed in respect of such Contract has been delivered to the Custodian in accordance with the Custodial Agreement.

            (xxv) With respect to each Equipment Lease consisting of a Master Lease supplemented with a Supplement, (i) the original Supplement has been delivered to the Custodian, stamped "Secured Party's Original", together with a certified copy of the related Master Lease (showing the stamped statement required under (iii), below) for inclusion in the Contract File in accordance with the terms of the Custodial Agreement, (ii) the Borrower has exclusive possession of the original Master Lease and no third-party has taken possession thereof, (iii) the Borrower has not stamped any Supplement "Secured Party's Original" other than the original Supplement delivered to the Custodian, and (iv) each Master Lease has been stamped with a statement to the effect that no security interest in a Supplement may be created through the transfer or possession of any counterpart of the original Supplement other than that Supplement marked "Secured Party's Original" and a certified copy of the Master Lease.

            (xxvi) With respect to each Equipment Loan pledged to the Lender hereunder consisting of an Obligor Loan Agreement supplemented with an Equipment Schedule, (i) the original Equipment Schedule has been delivered to the Custodian, stamped "Secured Party's Original", together with a certified copy of the related

      Obligor Loan Agreement (showing the stamped statement required under (iii), below), for inclusion in the Contract File in accordance with the terms of the Custodial Agreement, (ii) the Borrower has exclusive possession of the original Obligor Loan Agreement and no third-party has taken possession thereof, (iii) the Borrower has not stamped any Equipment Schedule "Secured Party's Original" other than the original Equipment Schedule delivered to the Custodian, (iv) each Obligor Loan Agreement has been stamped with a statement to the effect that no security interest in a Equipment Schedule may be created through the transfer or possession of any counterpart of the original Equipment Schedule other than that Equipment Schedule marked "Secured Party's Original" and a certified copy of the Obligor Loan Agreement, and (v) if any promissory note or promissory notes were executed in connection with the origination of such Equipment Loan or otherwise, such original promissory note or promissory notes have been delivered to the Custodian.

            (xxvii) The Borrower's computer records have been marked to indicate that such Contract has been pledged, assigned and transferred to the Lender pursuant to this Loan Agreement.

            (xxviii) All insurance policies required to be maintained by such Contract are in full force and effect and such insurance policies are of a type customary for the Equipment covered thereby.

            (xxix) The credit standing of the related Obligor of the Equipment subject to such Contract was approved by the Borrower using its customary practices and procedures. To the best of the Borrower's knowledge, unless the Borrower has notified the Lender in writing, the Obligor is not and has never been insolvent or the subject of any bankruptcy or insolvency proceeding and the Borrower has no knowledge of any circumstance or condition with respect to such Contract, such Equipment or the Obligor's credit standing that could reasonably be expected to cause the Lender to regard such Contract as an unacceptable security, cause such Contract to become delinquent or adversely affect the value or marketability of such Contract.

            (xxx) The Equipment subject to such Contract was properly delivered to the Obligor in good repair, without defects and in satisfactory order and, to the best of Borrower's knowledge, is in proper working order as of the date on which such Contract was pledged to the Lender and listed on the Contract Schedule.

            (xxxi) The Exposure does not exceed the lesser of (x) 30% of the value of the collateral securing such Contract, or (y) $500,000.

            (xxxii) The Contract was originated within twelve (12) calendar months from the date such Contract was first included in the Borrowing Base.

            (xxxiii) The Obligor in respect of such Contract is currently operating and carrying on its business (not preparing to operate and carry on its business).

            (xxxiv) If the Contract is an Equipment Loan, it bears a fixed interest rate and is not convertible to an adjustable interest rate.

                                                                      SCHEDULE 2



                        FILING JURISDICTIONS AND OFFICES


                  Secretary of the Commonwealth of Pennsylvania


                        Prothonotary of Bucks County, PA

                                                                      SCHEDULE 3



                           SUBSIDIARIES OF DVI, INC.(1)

               DVI Financial Services Inc. (Date of Inc.: 4/30/86)

             DVI Business Credit Corporation (Date of Inc.: 7/2/91)

             DVI Healthcare Operations, Inc. (Date of Inc.: 7/9/91)






                 SUBSIDIARIES OF DVI FINANCIAL SERVICES, INC.(1)

            DVI Lease Finance Corporation II (Date of Inc.: 4/13/93)

           DVI Lease Receivables Corp. 1993-A (Date of Inc.: 12/14/93)

                  DVI Receivables Corp. (Date of Inc.: 1/21/94)

            DVI Subordinated Securities Corp. (Date of Inc.: 5/29/96)

                 DVI Receivables Corp. II (Date of Inc.: 6/3/96)

            DVI Lease Finance Corporation III (Date of Inc.: 6/26/96)





                SUBSIDIARIES OF DVI BUSINESS CREDIT CORPORATION(1)

         DVI Business Credit Receivables Corp. (Date of Inc.: 12/20/95)


----------
(1) All of the issued and outstanding common stock of each subsidiary is owned by its respective parent.

                                                                       EXHIBIT A


                            [FORM OF PROMISSORY NOTE]

$100,000,000                                                   September 6, 1996
                                                              New York, New York

            FOR VALUE RECEIVED, DVI FINANCIAL SERVICES INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of LEHMAN COMMERCIAL PAPER INC. (the "Lender"), at the principal office of the Lender at 3 World Financial Center, 200 Vesey Street, New York, New York 10285, in lawful money of the United States, and in immediately available funds, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

            The date, amount and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by the Lender.

            This Note is the Note referred to in the Loan and Security Agreement dated as of September 6, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") between the Borrower and the Lender, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

            The Borrower agrees to pay all the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

            Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

            The Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

            Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

            THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE) WHOSE LAWS THE BORROWER EXPRESSLY ELECTS TO APPLY TO THIS NOTE. THE BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE SUPREME COURT OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK.

            All notices hereunder shall be made in accordance with the terms of the Loan Agreement.

                                    DVI FINANCIAL SERVICES INC.

                                    By: _______________________________
                                        Name:
                                        Title:

                                SCHEDULE OF LOANS


            This Note evidences Loans made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:



                   Principal        Amount Paid    Unpaid Principal    Notation
   Date Made     Amount of Loan      or Prepaid         Amount         Made by
   ---------     --------------      ----------         ------         -------

                                                                       EXHIBIT B


                          [FORM OF CUSTODIAL AGREEMENT]


                         [stored as a separate document]

                                                                       EXHIBIT C


                        [FORM OF GUARANTEE OF DVI, INC.]


                             GUARANTEE OF DVI, INC.

            Guarantee, dated as of September 6, 1996, by DVI, INC., a Delaware corporation (the "Guarantor") in favor of LEHMAN COMMERCIAL PAPER INC. (the "Lender").

                                     RECITAL

            WHEREAS, pursuant to the Loan and Security Agreement, dated as of September 6, 1996 (as amended, supplemented or otherwise modified from time to time, the ("Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Loan Agreement) between DVI Financial Services Inc., (the "Borrower"), and the Lender, the Lender has agreed to consider making loans to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the Note issued by the Borrower thereunder. It is a condition precedent to the obligation of the Lender to make its loans to the Borrower under the Loan Agreement that the Guarantor shall have executed and delivered this Guarantee to the Lender.

            NOW, THEREFORE, in consideration of the premises and to induce the Lender to make its loans to the Borrower under the Loan Agreement, the Guarantor hereby agrees with the Lender as follows:

            1. Guarantee. To induce the Lender to enter into the Loan Agreement, with the Borrower, the Guarantor unconditionally guarantees to the Lender, its successors, endorsees, and permitted assigns, the prompt payment when due of all present and future obligations and liabilities of all kinds of the Borrower to the Lender arising out of the Loan Agreement (the "Obligations").

            2. Absolute Guarantee. The Guarantor's obligations under this Guarantee shall not be affected by the genuineness, validity, regularity, or enforceability of the Obligations or of any instrument evidencing the Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral for the Obligations, or by any other circumstances relating to the Obligations which might otherwise constitute a discharge of or defense to this Guarantee. The Lender makes no representation or warranty to the Guarantor regarding such matters, and has no duty or responsibility to disclose to the Guarantor any circumstances that may now or hereafter affect such matters. The Lender shall not be obligated to file any claim relating to the Obligations if the Borrower becomes subject to a bankruptcy, reorganization, or similar proceeding, and the failure of the Lender so to file shall not affect the Guarantor's obligations hereunder. If any payment by the Borrower to the

Lender on account of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder for such Obligations as if such payment had not been made. The Guarantor's obligations under this Guarantee constitute a guarantee of payment and not of collection.

            3. Consents, Waivers, and Renewals. The Lender may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange, or surrender any collateral for, or renew, any of the Obligations, and may also make any agreement with the Borrower or with any other individual or entity liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge, or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Lender and the Borrower or any such other individual or entity, without impairing or affecting this Guarantee. The Lender may seek payment of any of the Obligations from the Guarantor, whether or not the Lender shall have resorted to any collateral for the Obligations or shall have proceeded against the Borrower or any other obligor principally or secondarily obligated for any of the Obligations.

            4. Expenses. The Guarantor shall pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of the Lender's counsel) incurred in the enforcement or protection of the rights of the Lender under this Guarantee, and any collateral for the Obligations shall secure such payment; provided, however, that the Guarantor shall not be liable for any expenses of the Lender if no payment under this Guarantee is due.

            5. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any setoff or application of funds of the Guarantor by the Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Lender against the Borrower or against any collateral security or guarantee or right of offset held by the Lender for the payment of the Obligations, nor shall the Guarantor seek any reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Lender by the Borrower on account of the Obligations are paid in full and the Loan Agreement is terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Lender, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Lender in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Lender may determine.

            6. Continuing Guarantee. This Guarantee is absolute, unconditional, and irrevocable and shall remain in full force and effect and be binding upon the Guarantor and its successors and permitted assigns until all of the Obligations have been satisfied in full. If any present or future Obligations are guaranteed by individuals or entities in addition to the Guarantor, the death, release, or discharge, in whole or part of the bankruptcy, liquidation, termination, or dissolution of one or more of them shall not discharge or affect the liabilities of the Guarantor hereunder.

            7. No Waiver; Cumulative Rights. No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy, or power under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, remedy, or power hereunder preclude any other or future exercise of any right, remedy, or power. Each and every right, remedy, and power hereby granted to the Lender or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Lender from time to time.

            8. Waiver of Notice. Except as required otherwise herein, the Guarantor waives notice of the acceptance of this Guarantee, presentment to or demand of payment from anyone liable for any of the Obligations, notice of dishonor or non-payment, protest, diligence, suit, notice of any sale of any collateral for the Obligations, notice of the taking of any action by the Lender against the Borrower, the Guarantor, or others, and all other notices that may otherwise be required by law.

            9. Representations and Warranties.

                  (a) The Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to carry on its business as now being or as proposed to be conducted, the lack of which would be reasonably likely to have a Material Adverse Effect, (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (iv) is in compliance in all material respects with all Requirements of Law.

                  (b) The execution, delivery, and performance of this Guarantee have been duly authorized by all necessary corporate action and do not contravene any provision of the Guarantor's charter or by-laws, as amended to date, or any law, regulation, rule decree, order, judgment, or contractual restriction binding on the Guarantor or its assets.

                  (c) All consents, licenses, authorizations, and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery, and performance of this Guarantee have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery, or performance of this Guarantee.

                  (d) This Guarantee constitutes the legal, valid, and binding obligations of the Guarantor and is enforceable against the Guarantor in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, and other laws of general applicability relating to or affecting creditors' rights and to equitable principles of general application.

            10. Financial Covenants. The Guarantor shall maintain the following financial covenants:

            (a) Tangible Net Worth. The Guarantor shall have at the end of each fiscal quarter Tangible Net Worth in an amount equal to or greater than the sum of (i) $75,000,000, plus (ii) 75% of net income (with no deduction for losses) for the period commencing with the first day of the calendar quarter ending June 30, 1996 and each subsequent calendar quarter on a cumulative basis, plus (iii) 100% of the proceeds of any new issuance of equity.

            (b) Leverage Ratio. The Guarantor shall maintain at all times a Leverage Ratio not greater than 5:1.

            (c) Risk-Adjusted Leverage Ratio. The Guarantor shall maintain at all times a Risk-Adjusted Leverage Ratio not greater than 5:1.

            (d) Debt Service Coverage. The Guarantor shall maintain a ratio of
(i) the sum of Cash Receipts minus Cash Operating Expenses plus Interest Expense, to (ii) Interest Expense plus all mandatory scheduled payments of principal on Indebtedness, of not less than 1.05:1.

            (e) Capitalized Terms in Paragraph 10. Capitalized terms used in this paragraph 10 and not otherwise defined herein shall have the meaning given them in that certain First Amended and Restated Loan Agreement, dated June 14, 1991 and amended and restated as of March 28, 1995 (the "Restated Loan Agreement"), between the Borrower, certain banks, NatWest Bank N.A. as Pre-Funding Lender and as Agent, as in effect at the time it was filed with the Securities and Exchange Commission, without giving effect to any subsequent amendments, supplements or other modifications thereto; provided, however, that all references to the term "Borrower" set forth in the Restated Loan Agreement shall be deemed to refer to the Guarantor.

            11. SUBMISSION TO JURISDICTION; WAIVERS. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

            (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED IN ACCORDANCE WITH PARAGRAPH 15 HEREOF; AND

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

            12. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            13. Assignment. The Guarantor may not assign its rights, interests, or obligations under this Guarantee to any other person without the prior written consent of the Lender.

            14. Governing Law. This Guarantee shall be governed by, and construed and enforced in accordance with, the law of the State of New York applicable to contracts made to be performed within such State.

            15. Notices. Any notice or communication to the Guarantor in respect of this Guarantee shall be sufficiently given if in writing and delivered in person or sent by certified or registered mail or the equivalent (with return receipt requested), by courier, or by facsimile addressed to the following:

                              DVI, Inc.
                              500 Hyde Park
                              Doylestown, PA 18901
                              Attention:  Mark Shapiro
                              Telecopier No.:  215-230-5328
                              Telephone No.:  215-230-2943

       Any such notice or communication shall specifically identify the amounts to which this Guarantee relates, and shall be sufficiently given only upon actual receipt by the Guarantor. Any notice or communication by the Guarantor to the Lender in respect of this Guarantee shall be sufficiently given if in writing and delivered in the manner provided in the Loan Agreement.


            IN WITNESS WHEREOF, this Guarantee has been duly executed and delivered by the Guarantor to the Lender as of the date first above written.

                                    DVI, INC.



                                    By:_______________________________
                                        Name:
                                        Title:

                                                                     EXHIBIT D-1


                         [FORM OF REQUEST FOR BORROWING]

                              REQUEST FOR BORROWING




                                  [insert date]

Lehman Commercial Paper Inc.
3 World Financial Center
200 Vesey Street
New York, New York  10285-0800
Attention:  Francis X. Gilhool / Vincent Primiano


      Borrowing Request No.:_____________________

Ladies/Gentlemen:

            Reference is made to the Loan and Security Agreement, dated as of September 6, 1996 (the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Loan Agreement), between Lehman Commercial Paper Inc. (the "Lender") and DVI Financial Services Inc. (the "Borrower").

            In accordance with Section 2.03(a) of the Loan Agreement, the undersigned Borrower hereby requests that you make a Loan to us in a principal amount of $_________________ [insert requested Loan Amount] on ____________________ [insert requested Funding Date, which must be at least two
(2) Business Days from the date of the request], in connection with which we propose to pledge to you as Collateral the Contracts set forth on the Contract Schedule attached hereto.

      The Borrower hereby certifies, as of such Funding Date, that:

            (a) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Loan;

            (b) each of the representations and warranties made by the Borrower and the Guarantor in or pursuant to the Loan Documents is true and correct in all material respects on and as of such date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

            (c) the aggregate principal amount of the Loans does not exceed the Borrowing Base, and will not exceed the Borrowing Base after giving effect to such Loan on the Funding Date.

                                    Very truly yours,

                                    DVI FINANCIAL SERVICES INC.

                                    By:______________________________
                                       Name:
                                       Title:

                                                                      SCHEDULE I
                                                            TO BORROWING REQUEST


                        [CONTRACTS PROPOSED TO BE PLEDGED
                           TO LENDER ON FUNDING DATE]


                           [attach Contract Schedule]

                                                                     EXHIBIT D-2


                            [FORM OF LOAN SUPPLEMENT]

                                 LOAN SUPPLEMENT

DVI Financial Services Inc.
500 Hyde Park
Doylestown, PA  18901
Attention:  Mark Shapiro


      Loan Supplement No.:_____________________

Ladies/Gentlemen:

      We hereby agree to make a Loan to you with the characteristics set forth below, subject to the terms and conditions set forth in the Loan and Security Agreement, dated as of September 6, 1996 (the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Loan Agreement), between Lehman Commercial Paper Inc. (the "Lender") and DVI Financial Services Inc. (the "Borrower"):

            Lender:                   Lehman Commercial Paper Inc.

            Borrower:                 DVI Financial Services Inc.

            Loan Amount:              $_____________________________

            Funding Date:              _____________________________

            Collateral to be Pledged
            on Funding Date:           See Schedule I attached hereto

            Termination Date:          _____________________________



                                       LEHMAN COMMERCIAL PAPER INC.

                                       By___________________________
                                         Name:
                                         Title:

                                       Date:______________________________

                                                                      SCHEDULE I
                                                              TO LOAN SUPPLEMENT


                            COLLATERAL TO BE PLEDGED
                            TO LENDER ON FUNDING DATE


                           [attach list of Collateral]

                                                                       EXHIBIT E


             [FORM OF OPINION OF COUNSEL OF BORROWER AND GUARANTOR]

                         [stored as a separate document]

                                                                       EXHIBIT F


                      [FORM OF BORROWING BASE CERTIFICATE]

            Pursuant to Section 7.18 of the Loan and Security Agreement, dated as of September 6, 1996 (the "Loan Agreement"), between DVI Financial Services Inc. (the "Borrower") and Lehman Commercial Paper Inc. (the "Lender"), we hereby certify that the Borrowing Base as of the Interest Payment Date set forth below is $_____________, calculated as follows:

A.    COLLATERAL VALUE OF ELIGIBLE CONTRACTS:

      1.  Discounted Present Value of Eligible Contracts         $______________

      2.  Market Value(1) of Eligible Contracts                  $______________

      3.  LESSER OF (1) AND (2)                                  $______________

            MINUS

      4.  Aggregate Collateral Value of Eligible Contracts
          in respect of which same Person (or its Affiliates)
          is Obligor, in excess of $3,000,000                   $_______________

      5.  Aggregate Collateral Value of Eligible Contracts
          having an original term of more than 95 months        $_______________

      6.  Aggregate Collateral Value of Eligible Contracts
          which breach Schedule 1 rep or warranty               $_______________

      7.  Aggregate Collateral Value of Eligible Contracts
          pledged to the Lender longer than 180 days after
          first being included in the Borrowing Base            $_______________

      8.  Aggregate Collateral Value of Eligible Contracts
          which have been released by the Custodian to the
          Borrower for more than five (5) days                  $_______________

      SUBTOTAL 1                                                $_______________



----------
(1) Determined by the Lender in its sole discretion (using commercially reasonable methods), which market value be determined to be zero.

    [UNTIL THE DAY WHICH IS 45 DAYS AFTER THE OUTSTANDING PRINCIPAL AMOUNT OF
                      LOANS IS $50,000,000 OR MORE, MINUS]

      9.  Aggregate Collateral Value of Eligible Contracts
          originated by a Person other than Borrower or
          its Affiliates in excess of 30% of the Maximum
          Credit                                                $_______________

      10. Aggregate Collateral Value of Eligible Contracts
          which are Small Item Contracts in excess of 10%
          of the Maximum Credit                                 $_______________

      11. Aggregate Collateral Value of Eligible Contracts
          having an original term of more than 63 months
          in excess of 25% of the Maximum Credit                $_______________

      12. Aggregate Collateral Value of Eligible Contracts
          having an original term of more than 84 months
          and fewer than 96 months in excess of
          5% of the Maximum Credit                              $_______________

      13. Aggregate Collateral Value of Eligible Contracts
          which are FMV Leases in excess of
          5% of the Maximum Credit                              $_______________

      SUBTOTAL 2                                                $_______________

    [UPON AND AFTER THE DAY WHICH IS 45 DAYS AFTER THE OUTSTANDING PRINCIPAL
                 AMOUNT OF LOANS IS $50,000,000 OR MORE, MINUS]

      9.  Aggregate Collateral Value of Eligible Contracts
          originated by a Person other than Borrower or
          its Affiliates in excess of 30% of the aggregate
          Collateral Value of all Eligible Contracts in the
          Borrowing Base                                        $_______________

      10. Aggregate Collateral Value of Eligible Contracts
          which are Small Item Contracts in excess of 10%
          of the aggregate Collateral Value of all Eligible
          Contracts in the Borrowing Base                       $_______________

      11. Aggregate Collateral Value of Eligible Contracts
          having an original term of more than 63 months
          in excess of 25% of the aggregate Collateral Value
          of all Eligible Contracts in the Borrowing Base       $_______________

      12. Aggregate Collateral Value of Eligible Contracts
          having an original term of more than 84 months
          and fewer than 96 months in excess of
          5% of the aggregate Collateral Value of
          all Eligible Contracts in the Borrowing Base          $_______________

      13. Aggregate Collateral Value of Eligible Contracts
          which are FMV Leases in excess of
          5% of the aggregate Collateral Value of
          all Eligible Contracts in the Borrowing Base          $_______________

      SUBTOTAL 2                                                $_______________

B.    BORROWING BASE

          90% of Aggregate Collateral Value of
          Eligible Contracts (Subtotal 2)                       $
                                                                 ===============



            This Borrowing Base Certificate has been duly executed and delivered by the Borrower to the Lender as of ____________ ___, 199__ (the "Interest Payment Date").


                                    DVI FINANCIAL SERVICES INC.

                                    By: _______________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT G


                    [FORM OF COVENANT COMPLIANCE CERTIFICATE]


1)    Tangible Net Worth

            DVI, Inc. shall have at the end of each fiscal quarter Tangible Net Worth in an amount equal to or greater than the sum of (i) $75,000,000 plus (ii) 75% of net income (with no deduction for losses) for the period commencing with the first day of the calendar quarter ending June 30, 1996 and each subsequent quarter on a cumulative basis, plus (iii) 100% of any new issuance of equity.

Tangible Net Worth Calculation:

            Additional Capital                             ______________
      plus  Retained Earnings                              ______________
      plus  Earned Surplus                                 ______________
      plus  Capital Stock                                  ______________
      minus Intangibles                                    ______________
      minus Treasury Stock                                 ______________

                        Total                              ______________

Intangibles Calculation:

            Goodwill                                       ______________
      plus  Other intangibles                              ______________

                        Total                              ______________


2)    Leverage Ratio

            DVI, Inc. shall maintain at all times a Leverage Ratio not greater than 5:1.

Leverage Calculation:

            Total Recourse Liabilities                     ______________

      over  (Tangible Net Worth                            ______________
      plus  Sub-Debt *)                                    ______________

                        Total                              ______________

Total Recourse Liabilities Calculation

            GAAP Liabilities                               ______________
      minus Non-Recourse Debt**                            ______________
      minus Sub-Debt ***                                   ______________
      minus Deferred Income Tax Payable                    ______________
      minus Accrued Expenses (and Accounts Payable)        ______________
      plus  Contingent Liabilities                         ______________
      minus Non-Recourse Portion of Partial Recourse Debt  ______________

                        Total                              ______________

3)    Risk-Adjusted Leverage Ratio

            DVI, Inc. shall maintain at all times a Risk-Adjusted Leverage Ratio not greater than 5:1.

Risk Adjusted Leverage Ratio Calculation

            Total Recourse Liabilities                     _______________

      over  (Tangible Net Worth                            _______________
      plus  Sub-Debt *                                     _______________
      minus RALR Calculation)                              _______________

                        Total                              _______________


RALR Calculation

            The greater of (a) $1,000,000 or (b) the lesser of (1) DVI, Inc.'s unfinanced or retained interests in securitized accounts receivable (the so called "C" piece) or (2) the product resulting from multiplying (A) DVI, Inc.'s actual loss experience, expressed as a decimal times (B) five, times (C) DVI, Inc.'s total securitized accounts receivable.

4)    Debt Service Coverage Calculation

            At the end of each fiscal quarter with respect to the 12-month period then ended, DVI, Inc. shall have a ratio of (1) Cash Receipts minus Cash Operating Expenses plus Interest Expense, to (2) Interest Expense plus all mandatory scheduled payments of principal on Indebtedness of not less than 1.05:1.

Debt Service Coverage Calculation

            (Cash Receipts                                 ______________
      minus Cash Operating Expenses                        ______________
      plus  Interest Expense)                              ______________

      over  (Interest Expense                              ______________
      plus  Scheduled Payments of Principal)               ______________

                        Total                              ______________



* Sub-Debt not due within the twelve-month period immediately proceeding any date of computation.
**   Excluding the non-recourse portion of Partial Recourse Debt.
***  Sub-Debt not due within the next twelve months.

                                                                       EXHIBIT H


                           [FORM OF DATA POOL REPORT]

                                 [see attached]